SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549

                             FORM 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 22, 1999



                      THE YORK WATER COMPANY
      (Exact name of Registrant as specified in its Charter)



Pennsylvania                       0-690               23-1242500
(State or other jurisdiction    (Commission      (I.R.S. Employer
 of incorporation)              File Number)  Identification No.)



130 East Market Street, York, Pennsylvania                  17401
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number including Area Code    717-845-3601




  (Former name or former address, if changed since last report.)
                       THE YORK WATER COMPANY


                             FORM 8-K



ITEM 5, OTHER EVENTS



     On October 22, 1999, The York Water Company (the "Company") purchased 38,000 shares of its common stock in a private transaction.

     Management currently plans to use the 38,000 common shares purchased to provide additional shares for distribution to shareholders through the Company's optional dividend reinvestment plan.



 SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       The York Water Company
                                              (Registrant)


Dated:  October 28, 1999               By:
                                       Jeffrey S. Osman
                                       Vice President-Finance